Exhibit 99.1

Filing Person: OurPet’s Company

Subject Company: OurPet’s Company

Commission File No.: 000-31279

FOR IMMEDIATE RELEASE

OurPet’s Company Completes Merger with Hyper Pet LLC

FAIRPORT HARBOR, Ohio – March 14, 2019 — OurPet’s Company (OTCQX: OPCO) (“OurPet’s” or the “Company”), a leading proprietary pet supply company, today announced that it completed its merger with a wholly-owned subsidiary of Hyper Pet LLC (“Hyper Pet”), a leading pet hardgoods and treats company for over 30 years which is located in Wichita, KS.

The completion of the transaction follows the satisfaction of all customary closing conditions, including approval of the merger by OurPet’s shareholders on March 7, 2019. The Company will be mailing to the stockholders a form of letter of transmittal and other instructions regarding the steps that the stockholders will need to complete in order to receive their merger consideration of $1.00 per share of the Company’s common stock.

Dr. Steven Tsengas, the President and Chief Executive Officer of OurPet’s, commented, "This merger validates the Company’s deep intellectual property portfolio, established brand equity, and diverse customer base. In partnering with Hyper Pet, we maintain our dedication to developing and marketing high quality, innovative products for improving the health, safety, comfort and enjoyment of pets."

Tim Blurton, CEO of Hyper Pet, added, "The closing of this merger marks a significant milestone for Hyper Pet and we are excited to be able to bring together the dedicated and committed teams and strong brands at both organizations. Hyper Pet continues to be committed to innovation and growth, which is only amplified through the combination with OurPet’s.”

Falls River Group acted as exclusive financial advisor to the Company. Boenning & Scattergood provided a fairness opinion to the Company's Board of Directors. Kohrman Jackson & Krantz LLP served as legal counsel to the Company in connection with the transaction.

DLA Piper LLP (US) served as legal counsel for Hyper Pet in connection with the transaction.

About OurPet’s Company

OurPet’s Company designs, produces and markets a broad line of innovative, high-quality accessory and consumable pet products in the U.S. and overseas. For more information about the company and its products, visit www.petzonebrand.com and www.ourpets.com.

About Hyper Pet LLC

Since 1983, Hyper Pet LLC has taken the pet industry by storm and has quickly become an industry-leading innovative, interactive and award-winning toy, treat, and leash and collar lifestyle pet company. Through a range of strong brands, Hyper Pet’s passion to promote the ultimate bonding experience and fun for both the owner and their pet delivers products for the whole family to enjoy with their pets while continuously developing the pet industry year after year. For more information, visit www.hyper-pet.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters set forth in this press release constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding: the anticipated benefits of the merger, including the statements made by Dr. Steven Tsengas and Mr. Tim Blurton; our ability to close the proposed merger; the impact of the proposed merger; the strategic rationale and transaction benefits; business conditions; growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development; competition; risks of doing business abroad; foreign government regulations; fluctuations in foreign currency rates; rising costs for raw materials and sources of supply that may be limited or unavailable from time to time; the timing of orders booked; and the other risks that are described from time to time in OurPet’s filings with the SEC.

These statements are based on the current expectations of our management. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on our business, financial condition, liquidity, results of operations, and prospects. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties, and other factors that may materially affect our future results, performance, achievements, or transactions. Information on factors that could impact actual results and cause them to differ from what is anticipated in the forward-looking statements contained herein is included in our filings with the Securities and Exchange Commission, or the SEC from time to time, including, but not limited to those described in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on April 2, 2018. Moreover, because we operate in a very competitive and rapidly changing environment, new risks are likely to emerge from time to time. Given these risks and uncertainties, potential investors are cautioned not to place undue reliance on these forward-looking statements as a prediction of future results, which speak only as of the date of this presentation, unless noted otherwise. Except as required by federal securities laws and the rules and regulations of the SEC, we do not undertake to revise or update any forward-looking statements.

For further information, contact:

Contacts

OurPet’s Company
Dr. Steven Tsengas, CEO

(440) 354-6500, x111

Mr. Scott Mendes, CFO

(440) 354-6500, x109

Hyper Pet LLC
Tim Blurton, CEO
(800) 456-5778